FINOVA

                             Loan and Security Agreement


          Borrower: Overhill Farms, Inc.
          Address:  5730 Uplander Way
                    Culver City, California 90230


          Date:     As of May 5, 1995

          THIS LOAN AND SECURITY AGREEMENT ("Agreement") dated the date set forth above, is entered into by and between the borrower named above (jointly and severally, the "Borrower"), whose address is set forth above and FINOVA Capital Corporation ("FINOVA"), whose address is 201 North Figueroa Street, Suite 900, Los Angeles, California 90012.

          1.  LOANS.

          1.1 Total Facility. Upon the terms and conditions set forth herein and provided that no Event of Default or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, shall have occurred and be continuing, FINOVA shall, upon Borrower's request, make advances to Borrower from time to time in an aggregate outstanding principal amount not to exceed the Total Facility amount (the "Total Facility") set forth on the schedule hereto (the "Schedule"), subject to deduction of reserves for accrued interest and such other reserves as FINOVA deems proper from time to time, and less amounts FINOVA may be obligated to pay in the future on behalf of Borrower. The Schedule is an integral part of this Agreement and all references to "herein", "herewith" and words of similar import shall for all purposes be deemed to include the Schedule.

          1.2 Loans. Advances under the Total Facility ("Loans") shall be comprised of the amounts shown on the Schedule.

          1.3 Overlines. If at any time or for any reason the outstanding amount of advances made pursuant hereto exceeds any of the dollar or percentage limitations contained in the Schedule (any such excess, an "Overline"), then Borrower shall, upon FINOVA's demand, immediately pay to FINOVA, in cash, the full amount of such Overline. Without limiting Borrower's obligation to repay to FINOVA on demand the amount of any Overline, Borrower agrees to pay FINOVA interest on the outstanding principal amount of any Overline, on demand, at the rate set forth on the Schedule.

          1.4 Loan Account. All advances made hereunder shall be added to and deemed part of the Obligations when made. FINOVA may from time to time charge all Obligations of Borrower to Borrower's loan account with FINOVA.
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          2.  CONDITIONS PRECEDENT.

          2.1 Initial Advance. The obligation of FINOVA to make the initial advance hereunder is subject to the fulfillment or waiver in writing by FINOVA, to the satisfaction of FINOVA and its counsel, of each of the following conditions on or prior to the date set forth on the Schedule:

          (a) Loan Documents. FINOVA shall have received each of the following Loan Documents: (i) Fixed Asset Notes, if any, in such amounts and on such terms and conditions as FINOVA shall specify, executed by Borrower; (ii) Validity Guaranty executed by the Validity Guarantor; (iii) such security agreements, intellectual property assignments as FINOVA may require with respect to this Agreement, executed by each of the parties thereto and, if applicable, duly acknowledged for recording or filing in the appropriate governmental offices; (iv) Intercreditor and Subordination Agreement executed by the Subordinating Creditor, together with copies of all instruments subject thereto showing a legend indicating such subordination;
          (v) such Blocked Account or Dominion Account agreements as it shall determine; (vi) a pledge agreement and pledge of the stock of Borrower; and (vii) such other documents, instruments and agreements in connection herewith as FINOVA shall require, executed, certified and/or acknowledged by such parties as FINOVA shall designate;

          (b) Terminations by Existing Lender. Borrower's (and IBM Foods, Inc.'s ("Seller")) existing lender(s) shall have executed and delivered UCC termination statements and other documentation evidencing the termination of its liens and security interests in the assets of Borrower or a subordination agreement in form and substance satisfactory to FINOVA in its sole discretion;

          (c) Charter Documents. FINOVA shall have received copies of Borrower's By-laws and Articles or Certificate of Incorporation, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

          (d) Good Standing. FINOVA shall have received a certificate of corporate status with respect to Borrower and Seller, dated within ten (10) days of the Closing Date, by the Secretary of State of the state of incorporation of Borrower and Seller, as applicable, which certificate shall indicate that Borrower is in good standing in such state;

          (e)     Foreign  Qualification.    FINOVA   shall  have  received
          certificates of corporate status with respect to Borrower, each dated within ten (10) days of the Closing Date, issued by the Secretary of State of each state in which Borrower's failure to be duly qualified or licensed would have a material adverse effect on its financial condition or assets, indicating that Borrower is in good standing;
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          (f)   Authorizing Resolutions and Incumbency.   FINOVA shall have
          received a certificate from the Secretary of Borrower attesting to (i) the adoption of resolutions of Borrower's Board of Directors authorizing the borrowing of money from FINOVA and the execution and delivery of this Agreement and the other Loan Documents to which Borrower is a party, and authorizing specific officers of Borrower to execute same, and (ii) the authenticity of original specimen signatures of such officers;

          (g) Property Insurance. FINOVA shall have received the insurance certificates and certified copies of policies required by Section 4.4 hereof, along with a BFU438 Lender's Loss Payable Endorsement naming FINOVA as sole loss payee, all in form and substance satisfactory to FINOVA and its counsel;

          (h) Title Insurance. FINOVA shall have received binding commitments to issue such title insurance with respect to Collateral or security for Guaranties which is comprised of real property as it shall determine;

          (i) Searches; Certificates of Title. FINOVA shall have received searches reflecting the filing of its financing statements and fixture filings in such jurisdictions as it shall determine, and shall have received certificates of title with respect to the Collateral which shall have been duly executed in a manner sufficient to perfect all of the security interests granted to FINOVA;

          (j) Fees. Borrower shall have paid all fees payable by it on the Closing Date pursuant to this Agreement;

          (k) Opinion of Counsel. FINOVA shall have received an opinion of Borrower's counsel covering such matters as FINOVA shall determine in its sole discretion;

          (l) Officer Certificate. FINOVA shall have received a certificate of the President and the Chief Financial Officer or similar official of Borrower, attesting to the accuracy of each of the representations and warranties of Borrower set forth in this Agreement and the fulfillment of all conditions precedent to the initial advance hereunder;

          (m) Solvency Certificate. If requested by FINOVA, a signed certificate of the Borrower s duly elected Chief Financial Officer concerning the solvency and financial condition of Borrower, on FINOVA s standard form;

          (n) Blocked Account.  The Blocked Account referred  to in Section
          7.3 hereof shall have been established to the satisfaction of FINOVA in its sole discretion;

          (o) Environmental Assessment. If required by FINOVA, Borrower shall have caused a Phase I Environmental Assessment to be conducted on the property or properties owned or occupied by
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          Borrower at the Closing  Date, all at Borrower's own  expense and the results of  such assessment(s)  shall have been  in form  and
          substance satisfactory  to FINOVA in  its sole discretion.   Such
          assessment(s) shall have included, in FINOVA's discretion, core samplings, and shall have been conducted by an environmental engineer acceptable to FINOVA;

          (p) Environmental Certificate. FINOVA shall have received an Environmental Certificate from Borrower, in form and substance satisfactory to FINOVA in its discretion, with respect to all locations of Collateral; and

          (q) Closing. The acquisition by Borrower of the assets of Seller shall have closed and Borrower shall have good title to the assets of Seller free and clear of liens other than that granted to FINOVA hereunder.

          (r) Equity. Guarantor shall have caused at least $4,000,000 to be contributed to Borrower as permanent equity as evidenced by payment to the Seller.

          (s)   Acquisition Documents.   All acquisition  documents between
          Seller and Borrower shall be in form and substance acceptable to FINOVA and its counsel, in their discretion.

          (t)   Review.    FINOVA  shall have  received  the  results of  a
          "Special Purpose Review" from a "big six" accounting firm and the results shall be acceptable to FINOVA in its discretion.

          (u) Subordination. Borrower shall have received not less than $10,000,000 in loans subject to the Intercreditor and Subordination Agreement and an additional $3,000,000 by May 15, 1995.

          (v) Inventory. FINOVA shall have obtained satisfactory findings, in its discretion, of inventory test counts conducted by FINOVA's auditors at each of the three production facilities and the Los Angeles warehouse.

          (w)    Certain  Landlord Waivers.    FINOVA  shall have  received
          landlord  waivers  from  Maurice   Gettleman  as  lessor  at  all
          locations where applicable; and

          (x) Other Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed or recorded and shall be in form and substance satisfactory to FINOVA and its counsel.

          2.2 Subsequent Advances. The obligation of FINOVA to make any advance (including the initial advance) shall be subject to the further conditions precedent that, on and as of the date of such advance:

          (a)   the representations and warranties of Borrower set forth in
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          this Agreement shall be accurate, before and after giving  effect to such advance or issuance and to the application of any proceeds thereof;

          (b) no Event of Default and no event which, with notice or passage of time or both, would constitute an Event of Default has occurred and is continuing, or would result from such advance or issuance or from the application of any proceeds thereof;

          (c) no event has occurred which would result in a Material Adverse Effect; and

          (d) FINOVA shall have received such other approvals, opinions or documents as FINOVA shall reasonably request.

          3.        INTEREST RATE AND OTHER CHARGES.

          3.1 Interest; Fees. Borrower shall pay FINOVA interest on the daily outstanding balance of Borrower's loan account at the per annum rate set forth on the Schedule. Borrower shall also pay FINOVA the fees set forth on the Schedule.

          3.2 Default Interest Rate. Upon the occurrence and during the continuation of an Event of Default, Borrower shall pay FINOVA interest on the daily outstanding balance of Borrower's loan account at a rate per annum which is two percent (2%) in excess of the rate which would otherwise be applicable thereto pursuant to the Schedule.

          3.3   Examination Fees.   Borrower  agrees to  pay  to FINOVA  an
          examination fee in the amount set forth on the Schedule in connection with each audit or examination of Borrower performed by FINOVA prior to or after the date hereof.

          3.4 Excess Interest. The contracted for rate of interest of the loan contemplated hereby, without limitation, shall consist of the following: (i) the interest rate set forth on the Schedule,
          calculated  and   applied  to   the  principal  balance   of  the
          Obligations in accordance with  the provisions of this Agreement;
          (ii) interest after  an Event of Default,  calculated and applied
          to  the  amount  of  the  Obligations  in  accordance   with  the
          provisions hereof; and (iii) all Additional Sums (as herein defined), if any. Borrower agrees to pay an effective contracted for rate of interest which is the sum of the above-referenced
          elements.   The examination fees, attorneys  fees, expert witness
          fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, Termination Fees, Minimum Interest Charges, other charges, goods, things in action or any other sums or things of value paid or payable by Borrower (collectively, the "Additional Sums"), whether pursuant to this Agreement or any other documents or instruments in any way pertaining to this lending transaction, or otherwise with respect to this lending transaction, that under any applicable law may be deemed to be interest with respect to this lending transaction, for the
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          purpose of any applicable  law that may limit the  maximum amount
          of  interest  to  be   charged  with  respect  to  this   lending
          transaction, shall be payable by Borrower as, and shall be deemed to be, additional interest and for such purposes only, the agreed upon and "contracted for rate of interest" of this lending transaction shall be deemed to be increased by the rate of interest resulting from the inclusion of the Additional Sums.

            It is the intent of the  parties to comply with the usury  laws
          of   the  State   of  Arizona   (the  "Applicable   Usury  Law").
          Accordingly, it is agreed that notwithstanding any provisions to the contrary in this Agreement, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this Agreement or such documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law (the "Maximum Interest Rate"). In the event (a) any such excess of interest otherwise would be contracted for, charged or received from Borrower or otherwise in connection with the loan evidenced hereby, (b) the maturity of the Obligations is accelerated in whole or in part, or (c) all or part of the Obligations shall be prepaid, so that under any of such circumstances the amount of interest contracted for, shared or received in connection with the loan evidenced hereby, would exceed the Maximum Interest Rate, then in any such event (1) the provisions of this paragraph shall govern and control, (2) neither Borrower nor any other person or entity now or hereafter liable for the payment of the Obligations shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Interest Rate,
          (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount of the Obligations or refunded to Borrower, at FINOVA's option, and
          (4) the effective rate of interest shall be automatically reduced
          to  the Maximum  Interest Rate.   It  is further  agreed, without
          limiting the generality of the foregoing, that to the extent permitted by the Applicable Usury Law; (x) all calculations of interest which are made for the purpose of determining whether such rate would exceed the Maximum Interest Rate shall be made by amortizing, prorating, allocating and spreading during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged or received from Borrower or otherwise in connection with such loan; and (y) in the event that the effective rate of interest on the loan should at any time exceed the Maximum Interest Rate, such excess interest that would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law shall be paid to FINOVA from time to time, if and when the effective interest rate on the loan otherwise falls below the Maximum Interest Rate, to the extent that interest paid to the date of calculation does not exceed the Maximum Interest Rate, until the entire amount of interest which would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law has been paid in full. Borrower further agrees that should the Maximum Interest Rate be increased at any time hereafter because of a change in
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          the  Applicable Usury Law, then  to the extent  not prohibited by the Applicable Usury Law, such increases shall apply to all indebtedness evidenced hereby regardless of when incurred; but, again to the extent not prohibited by the Applicable Usury Law, should the Maximum Interest Rate be decreased because of a change in the Applicable Usury Law, such decreases shall not apply to the indebtedness evidenced hereby regardless of when incurred.


          4.  COLLATERAL.

          4.1 Security Interest in the Collateral. To secure the payment and performance of the Obligations when due, Borrower hereby grants to FINOVA a security interest in all of Borrower's now owned or hereafter acquired or arising Inventory, Equipment,
          Receivables, and General Intangibles, including, without limitation, all of Borrower's Deposit Accounts, money, any and all property now or at any time hereafter in FINOVA's possession (including claims and credit balances), and all proceeds
          (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties), all products and all books and records related to any of the foregoing (all of the foregoing, together with all other property in which FINOVA may be granted a lien or security interest, is referred to herein, collectively, as the "Collateral").

          4.2 Perfection and Protection of Security Interest. Borrower shall, at its expense, take all actions reasonably requested by FINOVA at any time to perfect, maintain, protect and enforce FINOVA's security interest and other rights in the Collateral and the priority thereof from time to time, including, without limitation, (i) executing and filing financing or continuation statements and amendments thereof and executing and delivering such documents and titles in connection with motor vehicles as FINOVA shall require, all in form and substance satisfactory to FINOVA, (ii) maintaining a perpetual inventory consistent with past practices and complete and accurate stock records,
          (iii) delivering to FINOVA warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued, and transferring Inventory to warehouses designated by FINOVA, (iv) placing notations on Borrower's books of account to disclose FINOVA's security interest therein, and (v) delivering to FINOVA all letters of credit on which Borrower is named beneficiary. FINOVA may file, without Borrower's signature, one or more financing statements disclosing FINOVA's security interest under this Agreement. Borrower agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of Borrower's agents or processors, Borrower shall notify such Person of FINOVA's security interest in such Collateral and, upon the occurrence and continuation of an Event of Default and at FINOVA's request, instruct them to hold all such Collateral for FINOVA's account subject to FINOVA's instructions. From time to time, Borrower shall, upon FINOVA's reasonable request, execute and deliver confirmatory written instruments pledging the Collateral to FINOVA, but Borrower's failure to do so shall not affect or limit FINOVA's security interest or other rights in and to the Collateral. Until the Obligations have been fully satisfied and FINOVA's obligation to make further advances hereunder has terminated, FINOVA's security interest in the Collateral shall continue in full force and effect.

          4.3 Preservation of Collateral. FINOVA may, in its discretion reasonably exercised, at any time discharge any lien or encumbrance on the Collateral or bond the same, pay any insurance, maintain representatives of FINOVA at the premises of Borrower, pay any service bureau, obtain any record or take any other action to preserve the Collateral and charge the cost thereof to Borrower's loan account as an Obligation.

          4.4   Insurance.   Borrower shall  insure the  Collateral against
          loss  or damage  by  fire, theft,  burglary,  pilferage, loss  in transit and such other hazards as FINOVA shall specify, in amounts, form, under policies and by insurers acceptable to FINOVA, with a rating by A.M. Best Company, Inc., of at least AA. Each policy shall include a provision requiring thirty (30) days' prior written notice to FINOVA of any cancellation or substantial modification and shall contain a lender's loss payable indorsement in favor of FINOVA in form acceptable to FINOVA. All premiums shall be paid by Borrower as and when due and accurate and complete copies of the policies shall be delivered by Borrower to FINOVA. If Borrower fails to do so, FINOVA may (but shall not be required to) procure such insurance at Borrower's expense and to charge the cost thereof to Borrower's loan account as an Obligation.

          5.        EXAMINATION OF RECORDS; FINANCIAL REPORTING.

          5.1 Examinations. FINOVA shall at all reasonable times during normal business hours have full access to and the right to examine, audit, make abstracts and copies from and inspect Borrower's records, files, books of account and all other documents, instruments and agreements relating to the Collateral and the right to check, test and appraise the Collateral. Borrower shall deliver to FINOVA any instrument necessary for FINOVA to obtain records from any service bureau maintaining records for Borrower. All instruments and certificates prepared by Borrower showing the value of any of the Collateral shall be accompanied, upon FINOVA's request, by copies of related purchase orders and invoices. FINOVA may, at any time after the occurrence of an Event of Default, remove from Borrower's premises Borrower's books and records (or copies thereof) or require Borrower to deliver such books and records or copies to FINOVA. FINOVA may, without expense to FINOVA, use such of Borrower's personnel, supplies and premises as may be reasonably necessary for maintaining or enforcing FINOVA's security interest.

          5.2 Reporting Requirements. Borrower shall furnish FINOVA, upon request, such information and statements as FINOVA shall request from time to time regarding Borrower's business affairs, financial condition and the results of its operations. Without limiting the generality of the foregoing, Borrower shall provide FINOVA with (i) copies of sales invoices, customer statements and credit memoranda issued, remittance advices and reports and copies of deposit slips, daily; (ii) copies of shipping and delivery documents, upon request; (iii) on or prior to the date set forth on the Schedule, monthly agings and reconciliations of Receivables, payables reports, inventory reports and unaudited financial statements with respect to the prior month prepared on a basis consistent with such statements prepared in prior months and otherwise in accordance with generally accepted accounting principles, consistently applied; (iv) audited annual consolidated and consolidating financial statements, prepared in accordance with generally accepted accounting principles applied on a basis consistent with the most recent Prepared Financials provided to FINOVA by Borrower, including balance sheets, income and cash flow statements, accompanied by the unqualified report thereon of independent certified public accountants acceptable to FINOVA, as soon as available, and in any event, within one hundred twenty (120) days after the end of each of Borrower's fiscal years; and (v) such certificates relating to the foregoing as FINOVA may request, including, without limitation, a monthly certificate from the president and the chief financial officer of Borrower showing Borrower's compliance with each of the financial covenants set forth in this Agreement, and stating whether any Event of Default has occurred or event which, with giving of notice or the passage of time, or both, would constitute an Event of Default, and if so, the steps being taken to prevent or cure such Event of Default.

          5.3 Validity Guarantor's Financial Statements and Tax Returns. Borrower shall cause each of the Validity Guarantors to deliver to FINOVA such Validity Guarantor's annual financial statement (in form acceptable to FINOVA) and a copy of its federal income tax return with respect to the corresponding year, in each case on the date when such tax return is due or, if earlier, on the date when available.

          6.        COLLATERAL REPORTING; INVENTORY.

          6.1   Invoices.  Borrower shall  not re-date any  invoice or sale from the original date thereof or make sales on extended terms beyond those customary in Borrower's industry, or otherwise extend or modify the term of any Receivable. If Borrower becomes aware of any matter affecting any Receivable, including information affecting the credit of the account debtor thereon, Borrower shall promptly notify FINOVA in writing.

          6.2  Instruments.   In  the event  any Receivable  is or  becomes
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          evidenced  by a  promissory note, trade  acceptance or  any other instrument for the payment of money, Borrower shall immediately deliver such instrument to FINOVA appropriately endorsed to FINOVA and, regardless of the form of any presentment, demand, notice of dishonor, protest or notice of protest with respect
          thereto,  Borrower  shall  remain   liable  thereon  until   such
          instrument is paid in full.

          6.3 Physical Inventory. Borrower shall conduct a physical count of the Inventory at the end of each calendar quarter and promptly supply FINOVA with a copy of such accounts accompanied by a report of the value (calculated at the lower of cost or market value on a first in, first out basis) of the Inventory and such additional information with respect to the Inventory as FINOVA may request from time to time.

          6.4 Returns. For so long as no Event of Default has occurred and is continuing and subject to the provisions of Section 9.2, if any account debtor returns any Inventory to Borrower in the ordinary course of its business, Borrower shall promptly determine the reason for such return and promptly issue a credit memorandum to the account debtor (sending a copy to FINOVA) in the appropriate amount. In the event any attempted return occurs after the occurrence of any Event of Default, Borrower shall
          (i) hold  the   returned   Inventory   in   trust   for   FINOVA,
          (ii) segregate all returned Inventory from all of Borrower's other property, (iii) conspicuously label the returned Inventory as FINOVA's property, and (iv) immediately notify FINOVA of the return of any Inventory, specifying the reason for such return, the location and condition of the returned Inventory, and on FINOVA's request deliver such returned Inventory to FINOVA. Borrower shall not consign any Inventory.

          7.        PRINCIPAL PAYMENTS; PROCEEDS OF COLLATERAL.

          7.1 Principal Payments. Except where evidenced by notes or other instruments issued or made by Borrower to FINOVA specifically containing payment provisions which are in conflict with this Section 7.1 (in which event the conflicting provisions of said notes or other instruments shall govern and control), that portion of the Obligations consisting of principal payable on account of Receivable Loans and Inventory Loans (if any) shall be payable by Borrower to FINOVA immediately upon the earliest of
          (i) the receipt by FINOVA or Borrower of any proceeds of any of the Collateral, to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which FINOVA elects to accelerate the maturity and payment of such loans, and
          (iii) any termination of this Agreement pursuant to Section 16 hereof; provided, however, that any Overline shall be payable on demand pursuant to the provisions of Section 1.3 hereof.

          7.2 Collections. Until FINOVA notifies Borrower to the contrary, Borrower may make collection of all Receivables for FINOVA and shall receive all payments as trustee of FINOVA and immediately deliver all payments to FINOVA in their original form as set forth below, duly endorsed in blank. FINOVA or its designee may, at any time, notify account debtors that the Receivables have been assigned to FINOVA and of FINOVA's security interest therein, and may collect the Receivables directly and charge the collection costs and expenses to Borrower's loan account. Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by FINOVA on account of the Obligations one Business Day after receipt by FINOVA of good funds which have been finally credited to FINOVA's account, whether such funds are received directly from Borrower or from the Blocked Account bank or the Dominion Account bank, pursuant to Section 7.3 hereof. FINOVA is not, however, required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to FINOVA in its sole discretion and FINOVA may charge Borrower's loan account for the amount of any item of payment which is returned to FINOVA unpaid.

          7.3 Establishment of a Lockbox Account or Dominion Account. All proceeds of Collateral shall, at the direction of FINOVA, be deposited by Borrower into a lockbox account, or such other "blocked account" as FINOVA may require (each, a "Blocked Account") pursuant to an arrangement with such bank as may be selected by Borrower and be acceptable to FINOVA. Borrower shall issue to any such bank an irrevocable letter of instruction directing said bank to transfer such funds so deposited to FINOVA, either to any account maintained by FINOVA at said bank or by wire transfer to appropriate account(s) of FINOVA. All funds deposited in a Blocked Account shall immediately become the sole property of FINOVA and Borrower shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. FINOVA assumes no responsibility for any Blocked Account arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, FINOVA may establish depository accounts in the name of FINOVA at a bank or banks for the deposit of such funds (each, a "Dominion Account") and Borrower shall deposit all proceeds of Receivables and all cash proceeds of any sale of Inventory or, to the extent permitted herein, Equipment or cause same to be deposited, in kind, in such Dominion Accounts of FINOVA in lieu of depositing same to Blocked Accounts.

          7.4 Payments Without Deductions. Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

          7.5 Collection Days Upon Repayment. In the event Borrower repays the Obligations in full at any time hereafter, such payment in full shall be credited (conditioned upon final collection) to Borrower's loan account one (1) Business Day after FINOVA's receipt thereof.

          7.6 Monthly Accountings. FINOVA shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by FINOVA), unless Borrower notifies FINOVA in writing to the contrary within ninety (90) days after each account is rendered, describing the nature of any alleged errors or admissions.

          8.  POWER OF ATTORNEY.

          Borrower appoints FINOVA and its designees as Borrower's attorney, with the power to endorse Borrower's name on any checks, notes, acceptances, money orders or other forms of payment or security that come into FINOVA's possession; to sign Borrower's name on any invoice or bill of lading relating to any Receivable, on drafts against customers, on assignments of Receivables, on notices of assignment, financing statements and other public records, on verifications of accounts and on notices to customers or account debtors; to send requests for verification of Receivables to customers or account debtors; after the occurrence of any Event of Default and so long as it is continuing, to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by FINOVA and to open and dispose of all mail addressed to Borrower; and to do all other things FINOVA deems necessary or desirable to carry out the terms of this Agreement. Borrower hereby ratifies and approves all acts of such attorney. Neither FINOVA nor any of its designees shall be liable for any acts or omissions nor for any error of judgment or mistake of fact or law while acting as Borrower's attorney other than as a result of gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until the Obligations have been fully satisfied and FINOVA's obligation to provide loans hereunder shall have terminated.

          9.  RECEIVABLES.

          9.1 Eligibility. Borrower represents and warrants that each Receivable covers and shall cover a bona fide sale or lease and delivery by it of goods or the rendition by it of services in the ordinary course of its business, and shall be for a liquidated amount and FINOVA's security interest shall not be subject to any offset, deduction, counterclaim, rights of return or cancellation, lien or other condition. If any representation or warranty herein is breached as to any Receivable or any Receivable ceases to be an Eligible Receivable for any reason other than payment thereof, then FINOVA may, in addition to its other rights hereunder, designate any and all Receivables owing by that account debtor as not Eligible Receivables; provided, that FINOVA shall in any such event retain its security interest in all Receivables, whether or not Eligible Receivables, until the Obligations have been fully satisfied and FINOVA's obligation to provide loans hereunder has terminated.

          9.2 Disputes. Borrower shall notify FINOVA promptly of all disputes or claims, to the extent such disputes or claims are $5,000 or more for any single event or $15,000 in the aggregate during any calendar quarter, and settle or adjust such disputes or claims at no expense to FINOVA, but no discount, credit or allowance shall be granted to any account debtor and no returns of merchandise shall be accepted by Borrower without FINOVA's consent, except for discounts, credits and allowances made or given in the ordinary course of Borrower's business. FINOVA may, at any time after the occurrence and during the continuation of an Event of Default, settle or adjust disputes or claims directly with account debtors for amounts and upon terms which FINOVA considers advisable in its reasonable credit judgment and, in all cases, FINOVA shall credit Borrower's loan account with only the net amounts received by FINOVA in payment of any Receivables.

          10.  EQUIPMENT.

          Borrower shall keep and maintain the Equipment in good operating condition and repair and make all necessary replacements thereto to maintain and preserve the value and operating efficiency thereof at all times consistent with Borrower's past practice, ordinary wear and tear excepted. Borrower shall not permit any item of Equipment to become a fixture (other than a trade fixture) to real estate or an accession to other property, except with the prior written consent of FINOVA, which consent will not be unreasonably withheld.

          11.  OTHER LIENS; NO DISPOSITION OF COLLATERAL.

          Borrower represents, warrants and covenants that (a) all Collateral is and shall continue to be owned by it free and clear of all liens, claims and encumbrances whatsoever (except for FINOVA's security interest, Permitted Encumbrances, and such other liens, claims and encumbrances as may be permitted by FINOVA in its sole discretion from time to time in writing), and
          (b) Borrower shall not, without FINOVA's prior written approval, sell, encumber or dispose of or permit the sale, encumbrance or disposal of any Collateral or any interest of Borrower therein, except for (i) the sale of Inventory in the ordinary course of Borrower's business, and (ii) the sale of any Equipment in an aggregate amount not to exceed $35,000 for each calendar year. The proceeds of any such sales shall be remitted to FINOVA pursuant to this Agreement for application to the Obligations.

          12.  GENERAL REPRESENTATIONS AND WARRANTIES.

          Borrower represents and warrants that:

          12.1 Due Organization. It is a corporation duly organized, validly existing and in good standing under the laws of the State set forth on the Schedule, is qualified and authorized to do business and is in good standing in all states in which such qualification and good standing are necessary in order for it to conduct its business and own its property, and has all requisite power and authority to conduct its business as presently conducted, to own its property and to execute and deliver each of the Loan Documents to which it is a party and perform all of its Obligations thereunder, and has not taken any steps to wind-up, dissolve or otherwise liquidate its assets;

          12.2  Other Names.   Borrower has not, during the  preceding five
          (5) years, been known by or used any other corporate or fictitious name except as set forth on the Schedule, nor has Borrower been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any person during such time other than those of the Seller;

          12.3 Due Authorization. The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been authorized by all necessary corporate action and do not and shall not constitute a violation of any applicable law or of Borrower's Articles or Certificate of Incorporation or By-Laws or any other document, agreement or instrument to which Borrower is a party or by which Borrower or its assets are bound;

          12.4 Binding Obligation. Each of the Loan Documents to which Borrower is a party is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms;

          12.5 Intangible Property. Borrower possesses adequate assets, licenses, patents, patent applications, copyrights, trademarks, trademark applications and trade names for the present and planned future conduct of its business without any known conflict with the rights of others, and each is valid and has been duly registered or filed with the appropriate governmental authorities;

          12.6 Capital. Borrower has capital sufficient to conduct its business, is able to pay its debts as they mature and owns property having a fair salable value greater than the amount required to pay all of its debts (including contingent debts);

          12.7 Material Litigation. Borrower has no pending or overtly threatened litigation, actions or proceedings which would materially and adversely affect its business, assets, operations, prospects or condition, financial or otherwise, or the Collateral or any of FINOVA's interests therein;

          12.8 Title; Security Interests of FINOVA. Borrower has good, indefeasible and merchantable title to the Collateral and, upon the filing of UCC-1 Financing Statements and the recording of any mortgages or deeds of trust with respect to real property, in each case in the appropriate offices, this Agreement and such documents shall create valid and perfected first priority liens in the Collateral, subject only to Permitted Encumbrances;

          12.9 Restrictive Agreements; Labor Contracts. Borrower is not a party or subject to any contract or subject to any charge, corporate restriction, judgment, decree or order materially and adversely affecting its business, assets, operations, prospects or condition, financial or otherwise, or which restricts its right or ability to incur Indebtedness (other than the Subordinated Loan Documents and the Loan Documents), and it is not party to any labor dispute. In addition, no labor contract is scheduled to expire during the Initial Term of this Agreement, except as disclosed to FINOVA in writing prior to the date hereof;

          12.10 Laws. Borrower is not in violation of any applicable statute, regulation, ordinance or any order of any court, tribunal or governmental agency, in any respect materially and adversely affecting the Collateral or its business, assets, operations, prospects or condition, financial or otherwise;

          12.11 Consents. Borrower has obtained or caused to be obtained or issued any required consent of a governmental agency or other Person in connection with the financing contemplated hereby;

          12.12 Defaults. Borrower is not in default with respect to any note, indenture, loan agreement, mortgage, lease, deed or other agreement to which it is a party or by which it or its assets are bound, nor has any event occurred which, with the giving of notice or the lapse of time, or both, would cause such a default;

          12.13 Financial Condition. The Prepared Financials fairly present Borrower's financial condition and results of operations and those of such other Persons described therein as of the date thereof; there are no material omissions from the Prepared Financials or other facts or circumstances not reflected in the Prepared Financials; and there has been no material and adverse change in such financial condition or operations since the date of the initial Prepared Financials delivered to FINOVA hereunder;

          12.14 ERISA. None of Borrower, any ERISA Affiliate, or any Plan is or has been in violation of any of the provisions of ERISA, any of the qualification requirements of IRC Section 401(a) or any of the published interpretations thereunder, nor has Borrower or any ERISA Affiliate received any notice to such effect. No notice of intent to terminate a Plan has been filed under Section 4041 of ERISA, nor has any Plan been terminated under ERISA. The PBGC has not instituted proceedings to terminate, or appointed a trustee to administer, a Plan. No lien upon the assets of Borrower has arisen with respect to a Plan. No prohibited transaction or Reportable Event has occurred with respect to a Plan. Neither Borrower nor any ERISA Affiliate has incurred any withdrawal liability with respect to any Multiemployer Plan. Borrower and each ERISA Affiliate have made all contributions required to be made by them to any Plan or Multiemployer Plan when due. There is no accumulated funding deficiency in any Plan, whether or not waived;

          12.15 Taxes. Borrower has filed all tax returns and such other reports as it is required by law to file and has paid or made adequate provision for the payment on or prior to the date when due of all taxes, assessments and similar charges that are due and payable;

          12.16 Locations. Borrower's chief executive office and the offices and locations where it keeps the Collateral (except for Inventory in transit) are at the locations set forth on the Schedule, except to the extent that such locations may have been changed after notice to FINOVA in accordance with Section 13.5 below;

          12.17 Business Relationships. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially and adversely affect Borrower or prevent Borrower from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted; and

          12.18 Reaffirmations. Each request for a loan made by Borrower pursuant to this Agreement shall constitute (i) an automatic representation and warranty by Borrower to FINOVA that there does not then exist any Event of Default and (ii) a reaffirmation as of the date of said request of all of the representations and warranties of Borrower contained in this Agreement and the other Loan Documents.

          13.  AFFIRMATIVE COVENANTS.

          Borrower covenants that, so long as any Obligation remains outstanding and this Agreement is in effect, it shall:

          13.1 Expenses. Promptly reimburse FINOVA for all costs, fees and expenses incurred by FINOVA in connection with the negotiation, preparation, execution, delivery, administration and enforcement of each of the Loan Documents, including, but not limited to, the attorneys' and paralegals' fees of in-house and outside counsel, expert witness fees, lien, title search and insurance fees, appraisal fees, all charges and expenses incurred in connection with any and all environmental reports and environmental remediation activities, and all other costs, expenses, taxes (other than franchise or those based on the net income of FINOVA) and filing or recording fees payable in connection with the transactions contemplated by this Agreement, including without limitation all such costs, fees and expenses as

          FINOVA shall incur or for which FINOVA shall become obligated in connection with (i) any inspection or verification of the Collateral, (ii) any proceeding relating to the Loan Documents or the Collateral, (iii) actions taken with respect to the Collateral and FINOVA's security interest therein, including, without limitation, the defense or prosecution of any action
          involving    FINOVA   and   Borrower    or   any   third   party,
          (iv) enforcement of any of FINOVA's rights and remedies with respect to the Obligations or Collateral, and (v) consultation with FINOVA's attorneys and participation in any workout, bankruptcy or other insolvency or other proceeding involving any Loan Party or any Affiliate, whether or not suit is filed. Borrower shall also pay all FINOVA charges in connection with bank wire transfers, forwarding of loan proceeds, deposits of checks and other items of payment, returned checks, establishment and maintenance of lockboxes and other Blocked Accounts, and all other bank and administrative matters, in accordance with FINOVA s schedule of bank and administrative fees and charges in effect from time to time;

          13.2   Taxes.   File  all tax  returns and  pay or  make adequate
          provision for the payment of all taxes, assessments and other charges on or prior to the date when due;

          13.3 Notice of Litigation. Promptly notify FINOVA in writing of any litigation, suit or administrative proceeding which may materially and adversely affect the Collateral or Borrower's business, assets, operations, prospects or condition, financial or otherwise, whether or not the claim is covered by insurance;

          13.4 ERISA. Notify FINOVA in writing (i) promptly upon the occurrence of any event described in Paragraph 4043 of ERISA, other than a termination, partial termination or merger of a Plan or a transfer of a Plan's assets and (ii) prior to any termination, partial termination or merger of a Plan or a transfer of a Plan's assets;

          13.5   Change in Location.   Notify FINOVA  in writing forty-five
          (45) days prior to any change in the location of Borrower's chief executive office or the location of any Collateral, or Borrower's opening or closing of any other place of business;

          13.6 Corporate Existence. Maintain its corporate existence and its qualification to do business and good standing in all states necessary for the conduct of its business and the ownership of its property and maintain adequate assets, licenses, patents, copyrights, trademarks and trade names for the conduct of its business;

          13.7 Labor Disputes. Promptly notify FINOVA in writing of any material labor dispute to which Borrower is or may become subject and the expiration of any material labor contract to which Borrower is a party or bound;

          13.8 Violations of Law. Promptly notify FINOVA in writing of any known violation of any law, statute, regulation or ordinance of any governmental entity, or of any agency thereof, applicable to Borrower which may materially and adversely affect the Collateral or Borrower's business, assets, prospects, operations or condition, financial or otherwise;

          13.9 Defaults. Notify FINOVA in writing within five (5) business days of Borrower's default under any note, indenture, loan agreement, mortgage, lease or other agreement in excess of $25,000 to which Borrower is a party or by which Borrower is bound, or of any other default under any Indebtedness of Borrower;

          13.10 Capital Expenditures. On the first Business Day of each month, promptly notify FINOVA in writing of the making of any Capital Expenditure materially affecting Borrower's business, assets, prospects, operations or condition, financial or otherwise;

          13.11 Books and Records. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with generally accepted accounting principles consistently applied, reflecting all of its financial transactions;

          13.12 Leases; Warehouse Agreements. Provide FINOVA with (i) copies of all agreements between Borrower and any landlord or warehouseman which owns any premises at which any Collateral may, from time to time, be located, and (ii) provide landlord and mortgagee waivers in form acceptable to FINOVA with respect to all locations where any Collateral is hereafter located;

          13.13 Additional Documents. At FINOVA's request, promptly execute or cause to be executed and delivered to FINOVA any and all documents, instruments or agreements reasonably deemed necessary by FINOVA to facilitate the collection of the Obligations or the Collateral or otherwise to give effect to or carry out the terms or intent of this Agreement or any of the other Loan Documents. Without limiting the generality of the foregoing, if any of the Receivables with a face value in excess of $1,000.00 arises out of a contract with the United States of America or any department, agency, subdivision or instrumentality thereof, Borrower shall promptly notify FINOVA of such fact in writing and shall execute any instruments and take any other action required or requested by FINOVA to comply with the provisions of the Federal Assignment of Claims Act; and

          13.14 Excess Cash Flow Recapture. At the end of each fiscal year, Borrower will pay fifty percent (50%) of its Excess Cash Flow to FINOVA for application to the following Obligations in the following order: first, to Term Loan B in the inverse order of the maturities of the payments due thereunder until Term Loan B is paid in full; next, to Term Loan A in the inverse order of the maturities of the payments due thereunder until Term Loan A is paid in full; then, to the Revolving Loans. Such excess cash flow recapture amount shall be determined and paid by Borrower concurrently with the delivery of Borrower's monthly financial statement required pursuant to Section 5.2 hereof for the last month of the fiscal year. If the year end audited financial statements reflects a greater sum owing to FINOVA under this
          Section 13.14, Borrower will pay such additional sum on demand.

          13.15 Landlord Waivers and Warehouse Agreements. For all locations where any Collateral is located, Borrower will deliver to FINOVA landlord waivers (other than the landlord waivers delivered pursuant to Section 2.1(w) hereof) within thirty (30) days after the Closing Date, and for all warehouses where Borrower stores Inventory, Borrower will deliver to FINOVA a warehouse agreement within ten (10) days after the Closing Date, all in form and substance acceptable to FINOVA.

          13.15 Financial Covenants. Comply with the financial covenants set forth on the Schedule.


          14.  NEGATIVE COVENANTS.

          Without FINOVA's prior written consent, which consent FINOVA may withhold in its sole discretion, so long as any Obligation remains outstanding and this Agreement is in effect, Borrower shall not:

          14.1 Mergers. Merge or consolidate with or acquire any other Person, or make any other material change in its capital structure (other than a change in capital structure arising from the exercise of the Warrant) or in its business or operations which might adversely affect the repayment of the Obligations or have a Material Adverse Effect;

          14.2 Loans. Make advances, loans or extensions of credit to, or invest in, any Person other than Permitted Investments;

          14.3 Dividends. Declare or pay cash dividends upon any of its stock or distribute any of its property or redeem, retire, purchase or acquire directly or indirectly any of its stock other than on or after the fifth anniversary of the Closing Date, redeem and purchase the Warrants, and any of its stock issued to Subordinating Creditor upon exercise of the Warrants, in accordance with the terms of the Warrant Documents unless an Event of Default has occurred and is continuing or the foregoing redemption or purchase would cause an Event of Default;

          14.4   Adverse Transactions.   Enter into  any transaction  which
          materially and adversely affects the Collateral or its ability to repay the Obligations in full as and when due;

          14.5 Indebtedness of Others. Become directly or contingently liable for the Indebtedness of any Person, except by endorsement of instruments for deposit;

          14.6  Repurchase.   Make a  sale to any  customer on a  bill-and-
          hold, guaranteed sale, sale and return, sale on approval, consignment, or any other repurchase or return basis;

          14.7 Name. Use any corporate or fictitious name other than its corporate name as set forth in its Articles or Certificate of Incorporation on the date hereof or as set forth on the Schedule;


          14.8    Prepayment.   Prepay  any Indebtedness  other  than trade
          payables and other than the Obligations;

          14.9 Capital Expenditure. Make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by Borrower in any fiscal year would exceed the amount set forth on the Schedule;

          14.10 Compensation. Pay total compensation, including salaries, withdrawals, fees, bonuses, commissions, drawing accounts and other payments, whether directly or indirectly, in money or otherwise, during any fiscal year to all of Borrower's executives, officers and directors (or any relative thereof) in an amount in excess of the amount set forth on the Schedule;

          14.11 Indebtedness. Create, incur, assume or permit to exist any Indebtedness (including Indebtedness in connection with Capital Leases) in excess of the amount set forth on the Schedule, other than (i) the Obligations, (ii) trade payables and other contractual obligations to suppliers and customers incurred in the ordinary course of business, and (iii) other Indebtedness existing on the date of this Agreement and reflected in the Prepared Financials (except Indebtedness paid on the date of this Agreement from proceeds of the initial advances hereunder) and
          (iv) Indebtedness related to clause (f) of the definition of Permitted Encumbrances;

          14.12 Affiliate Transactions. Except as set forth below, sell, transfer, distribute or pay any money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or Indebtedness, or any property, of any Affiliate, or become liable on any guaranty of the indebtedness, dividends or other obligations of any Affiliate. Notwithstanding the foregoing, Borrower may pay compensation permitted by Section 14.10 to employees who are Affiliates and if no Event of Default has occurred and is continuing, Borrower may pay Guarantor an amount not to exceed $250,000 per year and, if no Event of Default has occurred and is continuing, Borrower may engage in transactions with Affiliates in the normal course of business, in amounts and upon terms which are fully disclosed to FINOVA and which are no less favorable to Borrower than would be obtainable in a comparable arm's length transaction with a Person who is not an Affiliate;

          14.13  Nature of Business.   Enter into any new business  or make
          any material change in any of Borrower's business objectives, purposes or operations;

          14.14 FINOVA's Name. Use the name of FINOVA in connection with any of Borrower's business or activities, except in connection with internal business matters or as required in dealings with governmental agencies and financial institutions or with trade creditors of Borrower, solely for credit reference purposes; or

          14.15 Margin Security. Own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect.

          15.  ENVIRONMENTAL MATTERS.

          15.1    Definitions.   The  following  definitions  apply  to the
          provisions of this Section 15:

          (a) the term "Applicable Law" shall include, but shall not be limited to, each statute named or referred to in this Section
          15.1 and all rules and regulations thereunder, and any other local, state and/or federal laws, rules, regulations or ordinances, whether currently in existence or hereafter enacted, which govern, to the extent applicable to the Property or to
          Borrower,  (i)     the   existence,  cleanup  and/or   remedy  of
          contamination on real property; (ii) the protection of the environment from soil, air or water pollution, or from spilled, deposited or otherwise emplaced contamination; (iii) the emission or discharge of hazardous substances into the environment; (iv) the control of hazardous wastes; or (v) the use, generation, transport, treatment, removal or recovery of Hazardous Substances;

          (b) The term "Hazardous Substance" shall mean (i) any oil, flammable substance, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which either pose a hazard to the Property or to persons on or about the Property or cause the Property to be in violation of any Applicable Law; (ii) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas; (iii) any chemical, material or substance defined as or included in the definition of "hazardous substances," "waste," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any Applicable Law, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 USC Sect. 9601 et seq.; the Resource Conservation and Recovery Act

          ("RCRA"), 42 USC Sect. 6901 et seq.; the Hazardous Materials Transportation Act, 49 USC Sect. 1801 et seq.; the Federal Water Pollution Control Act, 33 USC Sect. 1251 et seq.; the California Hazardous Waste Control Law ("HWCL"), Cal. Health & Safety Sect. 25100 et seq.; the Underground Storage of Hazardous Substances Act (Cal. Health & Safety Sect. 25280 et seq.; Hazardous Substance Account Act ("HSAA"), Cal. Health & Safety Code Sect. 25300 et seq.; the Porter-Cologne Water Quality Control Act (the "Porter-Cologne Act"), Cal. Water Code Sect. 13000 et seq.; the Safe Drinking Water and Toxic
          Enforcement Act of 1986 (Proposition 65); Title 22 of the California Code of Regulations, Division 4, Chapter 30; (iv) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority which may or could pose a hazard to the health or safety of the occupants of the Property or the owners and/or occupants of property adjacent to or surrounding the Property, or any other person coming upon the Property or adjacent property; and (v) any other chemical, materials or substance which may or could pose a hazard to the environment; and

          (c) the term "Property" shall mean all real property, wherever located, in which Borrower or any Affiliate of Borrower has any right, title or interest, whether now existing or hereafter arising, and including, without limitation, as owner, lessor or lessee.

          15.2  Covenants and Representations.

          (a) Borrower represents and warrants that there have not been during the period of Borrower's possession of any interest in the Property and, to the best of its knowledge after reasonable inquiry, there have not been at any other times, any activities on the Property involving, directly or indirectly, the use, generation, treatment, storage or disposal of any Hazardous Substances except in compliance with Applicable Law (i) under, on or in the land included in the Property, whether contained in soil, tanks, sumps, ponds, lagoons, barrels, cans or other containments, structures or equipment, (ii) incorporated in the buildings, structures or improvements included in the Property, including any building material containing asbestos, or
          (iii) used in connection with any operations on or in the Property.

          (b) Without limiting the generality of the foregoing and to the extent not included within the scope of this Section 15.2, Borrower represents and warrants that, to the best of its knowledge, it is in full compliance with Applicable Law and has received no notice from any person or any governmental agency or other entity of any violation by Borrower or its Affiliates of any Applicable Law.

          (c) Borrower shall be solely responsible for and agrees to indemnify FINOVA, protect and defend FINOVA with counsel reasonably acceptable to FINOVA, and hold FINOVA harmless from and against any claims, actions, administrative proceedings, judgments, damages, punitive damages, penalties, fines, costs, liabilities (including sums paid in settlements of claims), interest or losses, attorneys' fees (including any fees and expenses incurred in enforcing this indemnity), consultant fees, expert fees, and other out-of-pocket costs or expenses actually incurred by FINOVA (collectively, the "Environmental Costs"), that may, at any time or from time to time, arise directly or indirectly from or in connection with: (i) the presence, suspected presence, release or suspected release of any Hazardous Substance whether into the air, soil, surface water or groundwater of or at the Property, or any other violation of
          Applicable Law, or (ii) any breach of the foregoing representations and covenants; except to the extent any of the foregoing result from the actions of FINOVA, its employees, agents and representatives. All Environmental Costs incurred or advanced by FINOVA shall be deemed to be made by FINOVA in good faith and shall constitute Obligations hereunder.

          16.  TERM; TERMINATION.

          16.1 Term. The initial term of this Agreement shall be as set forth on the Schedule (the "Initial Term") and shall be automatically renewed for successive periods of one (1) year (each, a "Renewal Term"), unless earlier terminated as provided herein.

          16.2 Prior Notice. Each party shall have the right to terminate this Agreement at the end of the Initial Term or at the end of any Renewal Term by giving the other party written notice not less than sixty (60) days prior to the effective date of such termination, by registered or certified mail.

          16.3  Payment in Full.   Upon the effective date  of termination,
          the Obligations shall become immediately due and payable in full in cash.

          16.4 Early Termination; Termination Fee. In addition to the procedure set forth in Section 16.2, Borrower may terminate this Agreement at any time but only upon sixty (60) days' prior written notice and prepayment of the Obligations. Upon any such early termination by Borrower or any termination of this Agreement by FINOVA upon the occurrence of a material Event of Default, then, and in any such event, Borrower shall pay to FINOVA upon the effective date of such termination a fee (the "Termination Fee") in an amount equal to the amount shown on the Schedule. Notwithstanding the foregoing, if FINOVA materially reduces the advance rate for Revolving Loans from that set forth in this Agreement, Borrower may terminate this Agreement as set forth in this Section 16.4 without a Termination Fee.


          17.  DEFAULT.

          17.1 Events of Default. Any one or more of the following events shall constitute an Event of Default under this Agreement:

          (a)   Borrower fails to pay  when due and payable  any portion of
          the  Obligations  at   stated  maturity,  upon  acceleration   or
          otherwise;

          (b) Borrower or any other Loan Party fails or neglects to perform, keep, or observe any Obligation including, but not limited to, any term, provision, condition, covenant or agreement contained in any Loan Document to which Borrower or such other Loan Party is a party, except that with respect to Section 5.2 hereof, such failure or neglect by Borrower shall have continued for a period of not more than five (5) days so long as such extended period of time has not occurred more than three (3) times during any calendar year;

          (c)  Any material adverse  change occurs in Borrower's  business,
          assets,   operations,  prospects   or  condition,   financial  or
          otherwise;

          (d) The prospect of repayment of any portion of the Obligations or the value or priority of FINOVA's security interest in the Collateral is materially impaired;
          (e) Any material portion of Borrower's assets is seized, attached, subjected to a writ or distress warrant, is levied upon or comes into the possession of any judicial officer;

          (f) Borrower shall generally not pay its debts as they become due or shall enter into any agreement (whether written or oral), or offer to enter into any agreement, with all or a significant number of its creditors regarding any moratorium or other indulgence with respect to its debts or the participation of such creditors or their representatives in the supervision, management or control of the business of Borrower;

          (g) Any bankruptcy or other insolvency proceeding is commenced by Borrower, or any such proceeding is commenced against Borrower and remains undischarged or unstayed for forty-five (45) days;

          (h) Any notice of lien, levy or assessment is filed of record with respect to any of Borrower's assets having a value in excess of $50,000;

          (i) Any judgments are entered against Borrower in an aggregate amount exceeding $100,000 unless Borrower has posted a bond for the full amount of such judgments;

          (j) Any default shall occur under any material agreement between Borrower and any third party including, without limitation, any default which would result in a right by such third party to accelerate the maturity of any Indebtedness of Borrower to such third party;

          (k) Any representation or warranty made or deemed to be made by Borrower, any Affiliate or any other Loan Party in any Loan Document or any other statement, document or report made or delivered to FINOVA in connection therewith shall prove to have been misleading in any material respect;

          (l) Any Guarantor terminates or attempts to terminate its Guaranty or any security therefor or becomes subject to any bankruptcy or other insolvency proceeding or any Validity Guarantor dies, except that Borrower shall have sixty (60) days to replace such Validity Guarantor with a Person acceptable to FINOVA in its reasonable discretion;

          (m) Any Prohibited Transaction or Reportable Event shall occur with respect to a Plan which could have a material adverse effect on the financial condition of Borrower; any lien upon the assets of Borrower in connection with any Plan shall arise; Borrower or any of its ERISA Affiliates shall fail to make full payment when due of all amounts which Borrower or any of its ERISA Affiliates may be required to pay to any Plan or any Multiemployer Plan as one or more contributions thereto; Borrower or any of its ERISA Affiliates creates or permits the creation of any accumulated funding deficiency, whether or not waived;

          (n) Any transfer of more than ten percent (10%) of the issued and outstanding shares of common stock or other evidence of ownership of Borrower (except in connection with the exercise of the Warrant which may not exceed 22.5% of the outstanding voting stock); or

          (o)    Any  default  shall  occur  under  the  Subordinated  Loan
          Documents.

          17.2 Remedies. Upon the occurrence of an Event of Default, FINOVA may, at its option and in its sole discretion and in addition to all of its other rights under the Loan Documents, terminate this Agreement and declare all of the Obligations to be immediately payable in full. FINOVA shall also have all of its rights and remedies under applicable law, including, without limitation, the default rights and remedies of a secured party under the Code. Further, upon the occurrence of an Event of Default, FINOVA may, at any time, take possession of the Collateral and keep it on Borrower's premises, at no cost to FINOVA, or remove any part of it to such other place(s) as FINOVA may desire, or Borrower shall, upon FINOVA's demand, at Borrower's sole cost, assemble the Collateral and make it available to FINOVA at a place reasonably convenient to FINOVA. FINOVA may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as FINOVA deems advisable, at FINOVA's discretion, and may, if FINOVA deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Borrower agrees that FINOVA has no obligation to preserve rights to the Collateral or marshall any Collateral for the benefit of any Person. Upon the occurrence of an Event of Default, FINOVA is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks and advertising matter, or any similar property, in completing production, advertising or selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to FINOVA's benefit. Any requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Borrower at its address set forth in the heading to this Agreement at least five (5) days before sale or other disposition. The proceeds of sale shall be applied, first, to all attorneys fees and other expenses of sale, and second, to the Obligations in such order as FINOVA shall elect, in its sole discretion. FINOVA shall return any excess to Borrower and Borrower shall remain liable for any deficiency to the fullest extent permitted by law.

          17.3 Standards for Determining Commercial Reasonableness. Borrower and FINOVA agree that the following conduct by FINOVA with respect to any disposition of Collateral shall conclusively be deemed commercially reasonable (but other conduct by FINOVA, including, but not limited to, FINOVA's use in its sole discretion of other or different times, places and manners of noticing and conducting any disposition of Collateral shall not be deemed unreasonable): Any public or private disposition: (i) as to which on no later than the fifth calendar day prior thereto written notice thereof is mailed or personally delivered to Borrower and, with respect to any public disposition, on no later than the fifth calendar day prior thereto notice thereof describing in general non-specific terms, the Collateral to be disposed of is published once in a newspaper of general circulation in the county where the sale is to be conducted (provided that no notice of any public or private disposition need be given to the Borrower or published if the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market); (ii) which is conducted at any place designated by FINOVA, with or without the Collateral being present; and (iii) which commences at any time between 8:00 a.m. and 5:00 p.m. Without limiting the generality of the foregoing, Borrower expressly agrees that, with respect to any disposition of accounts, instruments and general intangibles, it shall be commercially reasonable for FINOVA to direct any prospective purchaser thereof to ascertain directly from Borrower any and all information concerning the same, including, but not limited to, the terms of payment, aging and delinquency, if any, the financial condition of any obligor or account debtor thereon or guarantor thereof, and any collateral therefor.

          18.  DEFINITIONS.

          18.1 Defined Terms. As used in this Agreement, the following terms have the definitions set forth below:

          "Affiliate" means any Person controlling, controlled by or under common control with Borrower. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of any Person, whether through ownership of common or preferred stock or other equity interests, by contract or otherwise. Without limiting the generality of the foregoing, each of the following shall be an Affiliate: any officer, director, employee or other agent of Borrower, any shareholder or subsidiary of Borrower, and any other Person with whom or which Borrower has common shareholders, officers or directors.

          "Business Day" means any day on which commercial banks in both Los Angeles, California and Phoenix, Arizona are open for business.

          "Capital Expenditures" means all expenditures made and liabilities incurred for the acquisition of any fixed asset or improvement, replacement, substitution or addition thereto which has a useful life of more than one year and including, without limitation, those arising in connection with Capital Leases.

          "Capital Lease" means any lease of property by Borrower that, in accordance with generally accepted accounting principles, should be capitalized for financial reporting purposes and reflected as a liability on the balance sheet of Borrower.

          "Closing Date" means the date of the initial advance made by FINOVA pursuant to this Agreement.

          "Code" means the Uniform Commercial Code as adopted and in effect in the State of Arizona from time to time.

          "Collateral" has the meaning set forth in Section 4.1 above.

          "Current Assets" at any date means the amount at which the current assets of Borrower would be shown on a balance sheet of Borrower as at such date, prepared in accordance with generally accepted accounting principles, provided that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

          "Current Liabilities" at any date means the amount at which the current liabilities of Borrower would be shown on a balance sheet of Borrower as at such date, prepared in accordance with generally accepted accounting principles.

          "Deposit Accounts" has the meaning set forth in Section 9105 of the California Commercial Code.

          "Earnings Before Interest and Taxes" for any fiscal pe
          riod of Borrower means the net income of Borrower for such fiscal period, plus interest expense and provision for income taxes for such fiscal period, and minus non-recurring miscellaneous income and expenses, all calculated in accordance with generally accepted accounting principles, consistently applied.

          "EBITDA" for any fiscal year means net income of Borrower as calculated in accordance with generally accepted accounting principles, consistently applied plus (to the extent deducted in determining net income) interest expense incurred, federal and state income taxes accrued (whether paid or unpaid), depreciation and amortization expense and any management fees paid to Guarantor to the extent permitted under this Agreement and to the extent the fees were expensed and not paid as a dividend.

          "Eligible Inventory" means Inventory which FINOVA, in its sole judgment, deems Eligible Inventory, based on such considerations as FINOVA may from time to time deem appropriate. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless, in FINOVA's sole judgment, such Inventory (i) consists of raw materials or finished goods, in good, new and salable condition which are not obsolete or unmerchantable, and are not comprised, in FINOVA's discretion, of packaging, materials or supplies; (iii) meets all standards imposed by any governmental agency or authority; (iv) conforms in all respects to the warranties and representations set forth herein; (v) is at all times subject to FINOVA's duly perfected, first priority security interest; and (vi) is situated at a location in compliance with Section 12.16 hereof.

          "Eligible Receivables" means Receivables arising in the ordinary course of Borrower's business from the sale of goods or rendition of services which FINOVA, in its sole judgment, shall deem eligible based on such considerations as FINOVA may from time to time deem appropriate. Without limiting the foregoing, a Receivable shall not be deemed to be an Eligible Receivable if
          (i) the account debtor has failed to pay the Receivable within a period of the sooner of 60 days past due or ninety (90) days after invoice date, to the extent of any amount remaining unpaid after such period; (ii) the account debtor has failed to pay more than twenty five percent (25%) of all outstanding Receivables owed by it to Borrower within the sooner of 60 days past due or ninety (90) days after invoice date; (iii) the account debtor is an Affiliate of Borrower; (iv) the goods relating thereto are placed on consignment, guaranteed sale or other terms pursuant to which payment by the account debtor may be conditional; (v) the account debtor is not located in the United States or Canada, unless the Receivable is supported by a letter of credit or other form of guaranty or security, in each case in form and substance satisfactory to FINOVA; (vi) the account debtor is the United States or any department, agency or instrumentality thereof or any State, city or municipality of the United States;
          (vii) Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Borrower or if there are amounts owing under volume rebate or other rebate programs; (viii) the account debtor's total obligations to Borrower exceed fifteen percent (15%) (except 25% for Jenny Craig and American Airlines) of all Eligible Receivables, to the extent of such excess; (ix) the account debtor disputes liability or makes any claim with respect thereto (up to the amount of such liability or claim), or is subject to any insolvency or bankruptcy proceeding, or becomes insolvent, fails or goes out of a material portion of its business; (x) the amount thereof consists of late charges or finance charges; (xi) the amount thereof consists of a credit balance more than ninety (90) days past due; or (xii) the face amount thereof exceeds $10,000, unless accompanied by evidence of shipment of the goods relating thereto satisfactory to FINOVA in its sole discretion.

          "Equipment" means all of Borrower's present and hereafter acquired machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dyes, jigs, goods and other tangible personal property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

          "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

          "ERISA Affiliate" means each trade or business (whether or not incorporated and whether or not foreign) which is or may hereafter become a member of a group of which Borrower is a member and which is treated as a single employer under ERISA
          Section 4001(b)(1), or IRC Section 414.

          "Event  of  Default"  means  any  of  the  events  set  forth  in
          Section 17.1 of this Agreement.

          "Excess Cash Flow" for any fiscal year of Borrower means EBITDA less the sum of Capital Expenditures except to the extent financed with any Person other than FINOVA, federal and state income taxes (paid in cash), interest expense, principal payments paid to FINOVA and payments made under capitalized leases (other than a cash sweep pursuant to Section 13.14).

          "Fixed Asset Loans" has the meaning set forth on the Schedule.

          "General Intangibles" means all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, Deposit Accounts, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against FINOVA, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation credit, liability, property and other insurance)tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Receivables by an account debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

          "Guarantors" means the persons set forth on the Schedule.

          "Indebtedness" means all of Borrower's present and future obligations, liabilities, debts, claims and indebtedness, contingent, fixed or otherwise, however evidenced, created, incurred, acquired, owing or arising, whether under written or oral agreement, operation of law or otherwise, and includes, without limiting the foregoing (i) the Obligations, (ii) obligations and liabilities of any Person secured by a lien, claim, encumbrance or security interest upon property owned by Borrower up to the amount of such lien, encumbrance or security interest on such property, even though Borrower has not assumed or become liable therefor, (iii) obligations and liabilities created or arising under any lease (including Capital Leases) or conditional sales contract or other title retention agreement with respect to property used or acquired by Borrower, even though the rights and remedies of the lessor, seller or lender are limited to repossession, (iv) all unfunded pension fund obligations and liabilities and (v) deferred taxes.

          "Initial Term" has the meaning set forth on the Schedule.

          "Intercreditor and Subordination Agreement" means that certain Intercreditor and Subordination Agreement of even date herewith between the Subordinating Creditor and FINOVA.

          "Inventory" means all of Borrower's now owned and hereafter acquired goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all documents of title or other documents representing them.

          "Inventory Loans" has the meaning set forth on the Schedule.

          "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

          "Letters of Credit" has the meaning set forth in Section 1.4 hereof.

          "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower and payable to FINOVA, and any other agreement entered into in connection with this Agreement, together with all alterations, amendments, changes, extensions, modifications, refinancings, refundings, renewals, replacements, restatements, or supplements, of or to any of the foregoing.

          "Loan Party" means Borrower, each Guarantor, each Subordinating Creditor and each other party (other than FINOVA) to any Loan Document.

          "Management Group" means the three (3) most highly compensated individuals of Borrower.

          "Material Adverse Effect" means any event, condition or occurrence which could reasonably be expected to have a material adverse effect on Borrower's business, assets, operations, prospects or condition, financial or otherwise, taken as a whole.

          "Multiemployer Plan" means a "multiemployer plan" as defined in ERISA Sections 3(37) or 4001(a)(3) or IRC Section 414(f) which covers employees of Borrower or any ERISA Affiliate.

          "Net Worth" at any date means the Borrower's net worth as determined in accordance with generally accepted accounting principles, consistently applied.

          "Obligations" means all present and future loans, advances, debts, liabilities, obligations, covenants, duties and indebtedness at any time owing by Borrower to FINOVA, whether evidenced by this Agreement, any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by FINOVA in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney's fees, expert witness fees, examination fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, Termination Fees, Minimum Interest Charges and any other sums chargeable to Borrower hereunder or under any other agreement with FINOVA.

          "Overlines" has the meaning set forth in Section 1.3 hereof.

          "PBGC" means the Pension Benefit Guarantee Corporation.

          "Permitted Encumbrance" means:

          (a)  Liens disclosed on Schedule 1.1 hereto;

          (b) Encumbrances consisting of easements, zoning restrictions, or other restrictions on the use of real property or, imperfections to title to real property that could not have a Material Adverse Effect;

          (c) Liens for taxes, assessments, or other governmental charges that are not delinquent or which are being contested in good faith and for which adequate reserves have been established and for which Borrower has posted a bond for the full amount of the claim;

          (d) Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory liens (and, with respect to landlords, contractual liens) securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith and for which adequate reserves have been established and Borrower has posted a bond for the full amount of such lien;

          (e) Liens resulting from good faith deposits to secure payment of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, contracts (other than for payment of debt), or leases, all in the ordinary course of business;

          (f) Subject to the limitation on Indebtedness in Section 14 hereof, purchase-money liens on any property hereafter acquired or the assumption after the Closing Date of any lien on property existing at the time of such acquisition (and not created in contemplation of such acquisition), or a lien incurred after the Closing Date in connection with any conditional sale or other title retention agreement or capital lease obligation; provided that:

                    (i) any property subject to the foregoing is acquired by the Borrower in the ordinary course of its business and the lien on the property attaches concurrently or within twenty (20) days after the acquisition thereof;

                    (ii) the debt secured by any lien so created, assumed or existing shall not exceed the lesser of the cost or the fair market value at the time of acquisition of the property covered thereby; and

                    (iii) each such lien shall attach only to the property so acquired and the proceeds thereof;

          (g)     Subject  to   the  limitations  on   Indebtedness,  liens
          constituting financing statements filed as notices of operating leases.

          "Permitted Investments" means:

          (a)  Investments in securities issued or guaranteed by the United

          States of America or any agency thereof with maturities of one year or less from the date of acquisition;

          (b) Investments in fully insured certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition issued by any commercial bank operating in the United States of America, bankers' acceptances with maturities not exceeding six months, and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500,000,000;

          (c) Investments in repurchase obligations with a term of not more than seven (7) days for securities of the types described in clause (b) above with any domestic commercial bank having capital and surplus in excess of $500,000,000; and

          (d) Investments in commercial paper of a domestic issuer rated A-1 or better of P-1 or better by Standard & Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than six months from the date of acquisition.

          "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

          "Plan" means any plan described in ERISA Section 3(2) maintained for employees of Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

          "Prepared Financials" means the balance sheets of Borrower as of the date set forth in the Schedule, and as of each subsequent date on which audited balance sheets are delivered to FINOVA from time to time hereunder, and the related statements of operations, changes in stockholder's equity and changes in cash flow for the periods ended on such dates.

          "Prohibited  Transaction"  means  any  transaction  described  in
          Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA, and any transaction described in Section 4975(c) of the IRC which is not exempt by reason of Section 4975(c)(2) of the IRC.

          "Receivable Loans" has the meaning set forth on the Schedule.

          "Receivables" means all of Borrower's now owned and hereafter acquired accounts (whether or not earned by performance), proceeds of any letters of credit naming Borrower as beneficiary, contract rights, chattel paper, instruments, documents and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, whether secured or unsecured, all merchandise returned to or repossessed by Borrower, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.

          "Renewal Term" has the meaning set forth on the Schedule.

          "Reportable Event" means a reportable event described in Section 4043 of ERISA or the regulations thereunder, a withdrawal from a Plan described in Section 4063 of ERISA, or a cessation of operations described in Section 4068(f) of ERISA.

          "Subordinated Debt" means liabilities of Borrower the repayment of which is subordinated, to the payment and performance of the Obligations, pursuant to a subordination agreement acceptable to and executed by FINOVA.

          "Subordinating Creditor" means the persons set forth on the Schedule.

          "Subordinated Loan Documents" means the Subordinated Notes, that certain Note Purchase Agreement of even date herewith between Borrower and Subordinating Creditor, and all other instruments, agreements, and documentation delivered concurrently therewith or at any time hereafter to evidence the repayment of the
          Subordinated Notes, to set forth agreements governing the Subordinated Notes or to guaranty the Subordinated Notes, as each of the foregoing may be amended from time to time.

          "Subordinated Notes" means that certain Senior Subordinated Note of even date herewith in the stated principal amount of $13,000,000 from Borrower, as maker, to Subordinating Creditor, as payee, and any amendments, renewals, extensions or modifications thereof and all notes issued in exchange or substitution therefor.

          "Total Facility" has the meaning set forth on the Schedule.

          "Warrant" means that certain Warrant of even date herewith issued by Borrower to Subordinating Creditor.

          "Warrant Documents" means, collectively, (a) the Warrant, (b) that certain Warrant Purchase Agreement of even date herewith executed by and between Borrower and Subordinating Creditor with respect to the issuance to Subordinating Creditor of the Warrant, and (c) that certain Shareholders Agreement of even date herewith executed by Borrower, Subordinating Creditor and Guarantor, as each of the foregoing may be amended from time to time.

          18.2 Other Terms. All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with generally accepted accounting principles, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

          19.  MISCELLANEOUS.

          19.1 Recourse to Security; Certain Waivers. All Obligations shall be payable by Borrower as provided for herein and, in full, at the termination of this Agreement; recourse to security shall not be required at any time. Borrower waives presentment and protest of any instrument and notice thereof, notice of default and, to the extent permitted by applicable law, all other notices to which Borrower might otherwise be entitled.

          19.2 No Waiver by FINOVA. Neither FINOVA's failure to exercise any right, remedy or option under this Agreement, any supplement, the Loan Documents or other agreement between FINOVA and Borrower nor any delay by FINOVA in exercising the same shall operate as a waiver. No waiver by FINOVA shall be effective unless in writing and then only to the extent stated. No waiver by FINOVA shall affect its right to require strict performance of this Agreement. FINOVA's rights and remedies shall be cumulative and not exclusive.

          19.3 Binding on Successor and Assigns. All terms, conditions, promises, covenants, provisions and warranties shall inure to the benefit of and bind FINOVA's and Borrower's respective representatives, successors and assigns.

          19.4 Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

          19.5 Amendments; Assignments. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and FINOVA. Borrower may not sell, assign or transfer any interest in this Agreement or any other Loan Document, or any portion thereof, including, without limitation, any of Borrower's rights, title, interests, remedies, powers and duties hereunder or thereunder. Borrower hereby consents to FINOVA's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, FINOVA's rights, title, interests, remedies, powers and duties hereunder or thereunder. In connection therewith, FINOVA may disclose all documents and information which FINOVA now or hereafter may have relating to Borrower or Borrower's business. To the extent that FINOVA assigns its rights and obligations hereunder to a third party, FINOVA shall thereafter be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such third party.

          19.6 Integration. This Agreement, together with the Schedule (which is a part hereof) and the other Loan Documents, reflect the entire understanding of the parties with respect to the transactions contemplated hereby.

          19.7    Governing  Law;  Waivers.     THIS  AGREEMENT  SHALL   BE

          INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE CONFLICT OF LAWS RULES) OF THE STATE OF ARIZONA GOVERNING CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF MARICOPA, THE STATE OF ARIZONA OR, AT THE SOLE OPTION OF FINOVA, IN ANY OTHER COURT IN WHICH FINOVA SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND
          WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. BORROWER WAIVES ANY OBJECTION OF FORUM NON CONVENIENS AND VENUE. BORROWER WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE IN THE MANNER SET FORTH IN SECTION 19.13 HEREOF FOR THE GIVING OF NOTICE. BORROWER FURTHER WAIVES ANY RIGHT IT MAY OTHERWISE HAVE TO COLLATERALLY ATTACK ANY JUDGMENT ENTERED AGAINST IT.

          19.8 Survival. All of the representations and warranties of Borrower contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the parties. No termination of this Agreement or of any guaranty of the Obligations shall affect or impair the powers, obligations, duties, rights, representations, warranties or liabilities of the parties hereto and all shall survive any such termination.

          19.9 Evidence of Obligations. Each Obligation may, in FINOVA's discretion, be evidenced by notes or other instruments issued or made by Borrower to FINOVA. If not so evidenced, such Obligation shall be evidenced solely by entries upon FINOVA's books and records.

          19.10 Collateral Security. The Obligations shall constitute one loan secured by the Collateral. FINOVA may, in its sole discretion, (i) exchange, enforce, waive or release any of the Collateral, (ii) apply Collateral and direct the order or manner of sale thereof as it may determine, and (iii) settle, compromise, collect or otherwise liquidate any Collateral in any manner without affecting its right to take any other action with respect to any other Collateral.

          19.11 Application of Collateral. FINOVA shall have the continuing and exclusive right to apply or reverse and re-apply any and all payments to any portion of the Obligations. To the extent that Borrower makes a payment or FINOVA receives any payment or proceeds of the Collateral for Borrower's benefit which is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by FINOVA.

          19.12 Loan Requests. Each oral or written request for a loan by any Person who purports to be any employee, officer or authorized agent of Borrower shall be made to FINOVA on or prior to 11:00 a.m., Los Angeles time, on the Business Day on which the proceeds thereof are requested to be paid to Borrower and shall be conclusively presumed to be made by a Person authorized by Borrower to do so and the crediting of a loan to Borrower's operating account shall conclusively establish Borrower's obligation to repay such loan. Unless and until Borrower otherwise directs FINOVA in writing, all loans shall be wired to Borrower's operating account set forth on the Schedule.

          19.13 Notices. Any notice required hereunder shall be in writing and addressed to the Borrower and FINOVA at their addresses set forth at the beginning of this Agreement. Notices hereunder shall be deemed received on the earlier of receipt, whether by mail, personal delivery, facsimile, or otherwise, or upon deposit in the United States mail, postage prepaid.

          19.14 Brokerage Fees. Borrower represents and warrants to FINOVA that, with respect to the financing transaction herein contemplated, no Person (other than Capital Alliance) is entitled to any brokerage fee or other commission and Borrower agrees to indemnify and hold FINOVA harmless against any and all such claims.

          19.15 Disclosure. No representation or warranty made by Borrower in this Agreement, or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower or which reasonably should be known to Borrower which Borrower has not disclosed to FINOVA in writing with respect to the transactions contemplated by this Agreement which could have a Material Adverse Effect.

          19.16    Publicity.    FINOVA  is  hereby   authorized  to  issue
          appropriate press releases and to cause a tombstone to be published announcing the consummation of this transaction and the aggregate amount thereof. FINOVA shall consult with Borrower on the contents and timing of any such publication.

          19.17 Captions. The Section titles contained in this Agreement are without substantive meaning and are not part of this Agreement.

          19.18 Injunctive Relief. Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its Obligations under this Agreement, any remedy at law may prove to be inadequate relief to FINOVA. Therefore, FINOVA, if it so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

          19.19  Counterparts.   This Agreement may  be executed in one  or
          more counterparts, each of which taken together shall constitute one and the same instrument.

          19.20 Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

          19.21    Time  of Essence.    Time  is  of  the essence  for  the
          performance by Borrower of the Obligations set forth in this Agreement.

          19.22 Limitation of Actions. Borrower agrees that any claim or cause of action by Borrower against FINOVA, or any of FINOVA's directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Agreement, or any other present or future agreement, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, whether or not relating hereto or thereto, occurred, done, omitted or suffered to be done by FINOVA, or by FINOVA's directors, officers, employees, agents, accountants or attorneys, whether sounding in contract or in tort or otherwise, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one year after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based and service of a summons and complaint on an officer of FINOVA or any other person authorized to accept service of process on behalf of FINOVA, within 30 days thereafter. Borrower agrees that such one-year period of time is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by a specific written agreement of FINOVA. This provision shall survive any termination of this Loan Agreement or any other agreement.

          19.23 Liability. Neither FINOVA nor any FINOVA Affiliate shall be liable for any indirect, special, incidental or consequential damages in connection with any breach of contract, tort or other wrong relating to this Agreement or the Obligations or the establishment, administration or collection thereof (including without limitation damages for loss of profits, business interruption, or the like), whether such damages are foreseeable or unforeseeable, even if FINOVA has been advised of the possibility of such damages. Neither FINOVA, nor any FINOVA Affiliate shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by the Borrower through the ordinary negligence of FINOVA, or any FINOVA Affiliate. "FINOVA Affiliate" shall mean FINOVA s directors, officers, employees, agents, attorneys or other person or entity affiliated with or representing FINOVA.

          19.24 Notice of Breach by FINOVA. Borrower agrees to give FINOVA written notice of (i) any action or inaction by FINOVA or any attorney of FINOVA in connection with any Loan Documents that may be actionable against FINOVA or any attorney of FINOVA or
          (ii) any defense to the payment of the Obligations for any reason, including, but not limited to, commission of a tort or violation of any contractual duty or duty implied by law. Borrower agrees that unless such notice is fully given as promptly as possible (and in any event within one hundred eighty
          (180) days) after Borrower has actual knowledge, of any such action, inaction or defense, Borrower shall not assert, and Borrower shall be deemed to have waived, any claim or defense arising therefrom.

          19.25 MUTUAL WAIVER OF RIGHT TO JURY TRIAL. FINOVA AND BORROWER EACH HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO:
          (i) THIS AGREEMENT; (ii) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN FINOVA AND BORROWER; OR (iii) ANY CONDUCT, ACTS OR OMISSIONS OF FINOVA OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH FINOVA OR BORROWER; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

          Borrower:
          Tax Identification No.:  75-2590292

          Overhill Farms, Inc.

          By____________________________
          President or Vice President


          FINOVA:
          FINOVA CAPITAL CORPORATION

          By____________________________Title_________________________

          FINOVA


                                     Schedule to
                             Loan and Security Agreement


          Borrower:      Overhill Farms, Inc.

          Address:       5730 Uplander Way
                         Culver City, California 90230



          Date:  As of May 5, 1995


          This Schedule forms an integral part of the Loan and Security Agreement between the above Borrower and FINOVA Capital Corporation dated the above date, and all references herein and therein to "this Agreement" shall be deemed to refer to said Agreement and to this Schedule.


          TOTAL FACILITY (Section 1.1):



               $18,000,000



          LOANS (Section 1.2):


               A. Revolving Loans: a revolving line of credit consisting of loans against Borrower's Eligible Receivables ("Receivable Loans") and against Borrower's Eligible Inventory ("Inventory Loans") in an aggregate outstanding principal amount not to exceed the lesser of:

                    (a)  $12,000,000; or

                    (b)  the sum of

                         (i) an amount equal to (A) 85% of the net amount of Eligible Receivables; plus

                         (ii) an amount not  to exceed the lesser of:   (A)
               60% until December 1, 1995 and 50% thereafter of the value of Borrower's Eligible Inventory, calculated at the lower of cost or market value and determined on a first-in, first-out basis, or (B) Six Million Five Hundred Thousand Dollars ($6,500,000) until December 1, 1995, and Six Million Dollars

               ($6,000,000) thereafter.

               B. Fixed Asset Loans: term loans against the value of Borrower's machinery, equipment and/or real estate ("Fixed Asset Loans") in the principal amounts of $2,000,000 ("Term Loan A") and $4,000,000 ("Term Loan B"); provided, that the Fixed Assets Loans, if any, shall be in such amounts and on such terms as are set forth on separate promissory notes of Borrower from time to time, each in form and substance satisfactory to FINOVA in its sole discretion.

          CONDITIONS PRECEDENT (Section 2.1):


               The obligation of FINOVA to make the initial advance hereunder is subject to the fulfillment, to the satisfaction of FINOVA and its counsel, of each of the following conditions, in addition to the conditions set forth in Sections 2.1 and 2.2 above: (a) Borrower shall have excess borrowing availability under the Receivable Loans facility of not less than $500,000, after giving effect to the initial advance hereunder and after having paid in full all of Borrower's accounts payable outstanding 30 days or more past due and all book overdrafts; and
          (b) there shall have been no material adverse change in the business, operations, profits or prospects of Borrower or Seller, or in the condition of the assets of Borrower or Seller, between December 31, 1994 and the date hereof. Borrower shall cause the conditions precedent set forth in Section 2.1 of this Agreement and set forth above in this Schedule to be satisfied on or before the Closing Date.


          INTEREST AND FEES (Section 3.1):


               Interest. Borrower shall pay FINOVA interest on the daily outstanding balance of Borrower's loan account at a per annum rate of 1.5% as to the Revolving Loans and 2.5% as to the Fixed Asset Loans in excess of the rate of interest announced publicly by Citibank, N.A., from time to time as its "base rate" (or any successor thereto), which may not be such institution's lowest rate (the "Base Rate"). The interest rate chargeable hereunder shall be increased or decreased, as the case may be, without notice or demand of any kind, upon the announcement of any change in the Base Rate. Each change in the Base Rate shall be effective hereunder on the first day following the announcement of such change, provided, that a cumulative change of less than one-fourth of one percent (0.25%) shall not be considered. Interest charges and all other fees and charges herein shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable to FINOVA in arrears on the first day of each month.

               Minimum Interest Charge. With respect to each calendar month or portion thereof during the term of this Agreement (excluding the calendar month in which this Agreement is executed), Borrower shall also pay FINOVA, on the first day of the next month, as a minimum charge, the amount by which accrued interest pursuant to the section above for such month or portion thereof is less than $10,000 (the "Minimum Interest Charge"). Notwithstanding the occurrence of any Event of Default hereunder or termination of this Agreement by FINOVA as a result thereof, the Minimum Interest Charge shall be paid by Borrower for the unexpired portion of the Initial Term or any Renewal Term of this Agreement.

               Collateral Monitoring Fee. So long as any portion of Term Loan B is outstanding, at the closing of this transaction and on the first day of each month thereafter, Borrower shall pay FINOVA a collateral monitoring fee of $20,000 per month which shall be deemed fully earned at the time of each payment.

               Closing  Fee.   At the closing of this transaction, Borrower
          shall pay to FINOVA a closing fee in an amount equal to $240,000, which shall be deemed fully earned at the time of payment.

               Unused Line Fee. Borrower shall pay FINOVA an unused line fee on the first day of each month, in arrears, of .25% per annum on the difference between the revolving line of credit (presently $12,000,000) and the average balance during the prior month of outstanding loans under the revolving line of credit.

               Facility Fee. Borrower shall pay to FINOVA a facility fee equal to .50% per annum of the amount of the revolving line of credit. The facility fee shall be deemed fully earned at the time when due and is otherwise due and payable annually, commencing upon the second anniversary of the date of this Agreement and continuing on each subsequent anniversary thereof.

               Examination Fees. Borrower agrees to pay to FINOVA an examination fee in the amount of $500 per person per day in connection with each audit or examination of Borrower performed by FINOVA prior to or after the date hereof.


          REPORTING REQUIREMENTS (Section 5.2):


          1. Borrower shall provide FINOVA with monthly agings aged by due date, reconciliations of Receivables and listings of concentrated accounts within fifteen (15) days after the end of each month.

          2.      Borrower  shall  provide  FINOVA   with  monthly  accounts
          payable agings aged by invoice date, outstanding or held check registers and inventory certificates within fifteen (15) days after the end of each month.

          3. Borrower shall provide FINOVA with monthly perpetual inventory reports for the Inventory valued on a first-in, first-out basis at the lower of cost or market (in accordance with generally accepted accounting principles) or such other inventory reports as are reasonably requested by FINOVA, all within fifteen
          (15) days after the end of each month.

          4. Borrower shall provide FINOVA with monthly unaudited consolidated and consolidating financial statements within forty-five (45) days after the end of each fiscal month.

          5.      Borrower  shall  provide  FINOVA  with  annual   operating
          budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower within thirty (30) days prior to the end of each fiscal year of Borrower.


          BORROWER INFORMATION:


          Borrower's State of Incorporation (Section 12.1):         Nevada

          Fictitious Names/Prior Corporate Names  (Section 12.2):   None.

          Borrower Locations (Section 12.16):                  5  7  3  0
          Uplander Way
                                                     Culver            City,
          California

                                                     431 South Isis Avenue
                                                     Inglewood, California

                                                     524 South Isis Avenue
                                                     Inglewood, California

                                                     644 South Isis Avenue
                                                     Inglewood, California

                                                     3055 East 44th Street
                                                     Vernon, California

                                                     2716    East     Vernon
          Avenue
                                                     Vernon, California

                                                     2233 Jesse Street
                                                     Los            Angeles,
          California


                                                     6500 Inland Drive
                                                     P.O. Box 2926
                                                     Kansas City, Missouri

          Permitted Encumbrances (Section 18.1):               See  Schedule
          1.1


          FINANCIAL COVENANTS  (Section 13.14):


             Borrower shall comply with all of the following covenants. Compliance shall be determined as of the end of each month, except as otherwise specifically provided below:


          Current Ratio.      Borrower  shall maintain  a ratio  of Current
                              Assets to Current Liabilities of not less than as set forth below:

                              Period:                          Ratio:

                            For the five month period
                            ending September 30, 1995               1.05  to
          1.0

                            From October 1, 1995 through
                            September 30, 1996                 1.20 to 1.0

                            From October 1, 1996
                            and thereafter                1.25 to 1.0


          Net Worth.        Borrower  shall maintain  Net Worth  of not less
                            than the amounts indicated below:

                              Period:                          Amount:

                            For the five month period
                            ending September 30, 1995
          $4,000,000

                            From October 1, 1995 through
                            September 30, 1996                 $4,700,000

                            From October 1, 1996 through
                            September 30, 1997                 $6,500,000

                            From October 1, 1997 through
                            September 30, 1998                 $8,300,000

                            From October 1, 1998 through
                            September 30, 1999                 $10,000,000

                            From October 1, 1999
                            and thereafter                     $11,000,000

          Debt to Net Worth.     Borrower   shall   maintain  a   ratio   of
                                 Indebtedness to Net Worth of not greater than as set forth below:

                              Period:                          Ratio:

                            For the five month period
                            ending September 30, 1995               7.0   to
          1.0

                            From October 1, 1995 through
                            September 30, 1996                 6.0 to 1.0

                            From October 1, 1996 through
                            September 30, 1997                 4.0 to 1.0

                            From October 1, 1997
                            and thereafter                3.0 to 1.0


          Senior Debt
          Coverage Ratio.     Borrower  shall  maintain a  ratio  of EBITDA
          less Capital Expenditures                  and   taxes    actually
          paid  in   cash   to  the   sum   of  principal,   interest   and
                            collateral monitoring  fees paid  to FINOVA  and
          payments made under                   capitalized  leases  of  not
          less than 1.75 to 1.0.

          Total Debt
          Coverage Ratio.     Borrower shall  maintain  a ratio  of  EBITDA
          less Capital Expenditures                  and   taxes    actually
          paid   in  cash   to   the  sum   of  all   principal,  interest,
                            payments  under capitalized  leases,  collateral
          monitoring fees and                   dividends  paid  or declared
          to any Person of not less than 1.35 to 1.0.


          NEGATIVE COVENANTS (Section 14):


          Capital Expenditures:  Borrower  shall  not  make  or  incur   any
                                 Capital   Expenditure  if,   after   giving
                                 effect thereto, the aggregate amount of all Capital Expenditures by Borrower in any fiscal year (beginning with May 6, 1995) would exceed (a) if Borrower is in compliance with the Senior Debt Coverage
                                 Ratio,  an  amount  equal to  $750,000, and
                                 (b)  if Borrower  shall  maintain  a Senior
                                 Debt Coverage Ratio of greater than 2.0 to 1.0, an amount equal to $1,000,000.

          Compensation:       Borrower  shall  not pay  total compensation,
                              including   salaries,    withdrawals,   fees,
                              bonuses,  commissions,  drawing accounts  and
                              other    payments,   whether    directly   or
                              indirectly, in money or otherwise, during any
                              fiscal year  to the  Management  Group in  an
                              amount in    excess of $1,000,000.


          Indebtedness:       Borrower shall  not create, incur,  assume or
                              permit to exist  any Indebtedness  (including
                              Indebtedness   in  connection   with  Capital
                              Leases) in excess of the amounts indicated below:

                              Period:                          Amount:

                            For the five month period
                            ending September 30, 1995          $125,000

                            For the fiscal year ended
                            September 30, 1996                 $500,000

                            For the fiscal year ended
                            September 30, 1997                 $700,000

                            For the fiscal year ended
                            September 30, 1998 and each
                            fiscal year thereafter             $800,000

                            other than (i) the Obligations, (ii) trade payables and other contractual obligations to suppliers and customers incurred in the ordinary course of business, (iii) Indebtedness under than Subordinated Loan Documents and (iv) other Indebtedness existing on the date of this Agreement and reflected in the Prepared Financials (other than Indebtedness paid on the date of this Agreement from proceeds of the initial advances hereunder).


          TERM (Section 16.1):


             The initial term of this Agreement  shall be three (3)  year(s)
          from  the  date  hereof  (the   "Initial  Term")  and  shall   be
          automatically renewed for successive periods of one (1) year each (each, a "Renewal Term"), unless earlier terminated as provided in Section 16 or 17 above or elsewhere in this Agreement.

          TERMINATION FEE (Section 16.4):

             The Termination Fee provided in Section 16.4 shall be an amount equal to the following percentage of the Revolving Loans:

             (i) three percent (3%), if such early termination occurs on or prior to the first anniversary of this Agreement;

             (ii) two percent (2%), if such early termination occurs after the first anniversary of this Agreement.


          ADDITIONAL DEFINITIONS (Section 18.1):


          "Guarantor"       means Polyphase Corporation.

          "Prepared Financials"  means the  balance sheets  of Seller  as of
                                 December 31,   1994,   and   as   of   each
                                 subsequent  date  on which  audited balance
                                 sheets are  delivered to  FINOVA from  time
                                 to   time   hereunder,  and   the   related
                                 statements   of  operations,   changes   in
                                 stockholder's equity and changes in cash flow for the periods ended on such dates.

          "Validity Guarantor"   means Paul A. Tanner.

          "Subordinating Creditor"    means Rice Partners II, L.P.


          DISBURSEMENT (Section 19.12):


             Unless and until Borrower otherwise directs FINOVA in writing, all loans shall be wired to Borrower's following operating account: City National Bank, 606 S. Olive Street, Los Angeles, California 90014 (ABA Number 1220-16066).

          ADDITIONAL PROVISIONS:


             1.   None.
             2.   _________________________________________________
             3.   _________________________________________________
             4.   _________________________________________________
             5.   _________________________________________________
             6.   _________________________________________________


          Borrower:                     FINOVA:
          OVERHILL FARMS, INC.          FINOVA CAPITAL CORPORATION


          By_______________________________By______________________________
              President or Vice President Title___________________________